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                                                                      Exhibit 10

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 6, 2002, relating to the financial statements and financial highlights, which appears in the September 30, 2002 Annual Report to Shareholders of Berger Small Cap Value Fund II (one of the portfolios constituting Berger Investment Portfolio Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado
April 17, 2003